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                                                                    EXHIBIT 23.2

                CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the Stock Plan (2000) and 1995 Employee Stock Purchase Plan (as amended through May 2000) of Connetics Corporation of our report dated February 2, 2001 with respect to the consolidated financial statements and schedule of Connetics Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.



                                       /s/ ERNST & YOUNG LLP




Palo Alto, California
March 29, 2001